AMENDMENT NO. 5 TO COAL SALES AGREEMENT


          This AMENDMENT NO. 5 TO COAL SALES AGREEMENT
("Amendment"), dated this 22nd day of November, 1994, among NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation, and PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation, acting through its agent, GPU SERVICE CORPORATION, a New Jersey corporation (New York State Electric & Gas Corporation and Pennsylvania Electric Company being referred to herein, collectively, as the "Buyers") and HELVETIA COAL COMPANY, a Pennsylvania corporation ("Mining Company").


                      W I T N E S S E T H:


          WHEREAS, Mining Company and Buyers are party to a Coal Sales Agreement, dated December 22, 1966, as amended by Amendment No. 1 to the Coal Sales Agreement, Amendment No. 2 to the Coal Sales Agreement, Amendment No. 3 to the Coal Sales Agreement and Amendment No. 4 to the Coal Sales Agreement (said Coal Sales Agreement, as so amended, the "Coal Sales Agreement");

          WHEREAS, all of the issued and outstanding stock of Mining Company is owned by Rochester & Pittsburgh Coal Company, a
Pennsylvania corporation ("R&P");

          WHEREAS, Mining Company and Buyers have entered into a 1994 Coal Sales Agreement, dated as of the date hereof (the "New
Coal Sales Agreement"); and

          WHEREAS, the parties hereto desire to further amend the Coal Sales Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the parties hereto agree as follows:

1. DEFINITIONS. Terms defined in the Coal Sales Agreement which are used and not otherwise defined herein shall have the meanings assigned to them in the Coal Sales Agreement.

2.   TERMINATION OF RIGHTS AND OBLIGATIONS UNDER THE COAL SALES
AGREEMENT. Except to the extent set forth in this Amendment, neither Mining Company nor Buyers shall have any rights, obligations or liabilities under the Coal Sales Agreement after December 31, 1994.

3.   COSTS INCURRED ON AND PRIOR TO DECEMBER 31, 1994.

     (a) Buyers shall remain obligated after December 31, 1994 to pay to Mining Company:

          (i) costs incurred by Mining Company on and prior to December 31, 1994 and properly includable in actual cost of production under the Coal Sales Agreement, as amended hereby; and

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          (ii) profit calculated in accordance with the Coal
     Sales Agreement, as amended hereby, with respect to coal delivered under the Coal Sales Agreement, as amended hereby, on and prior to December 31, 1994.

     (a) Mining Company shall deliver an invoice(s) to Buyers for all amounts due under paragraph 3(a) and upon payment of such invoice(s), Buyers shall have no further payment obligations or liabilities to Mining Company under the Coal Sales Agreement, as amended hereby, except to the extent set forth in Sections 7, 8, 9, 10, 12(g)(2), and 12(k) hereof.

4.   TERMINATION OF OPTION.

     (a) Buyers' right, option and privilege under the Option Agreement ("Option"), dated as of December 22, 1966, by and among R&P, Mining Company, Buyers and Girard Trust Bank, to which Mellon Bank NA has succeeded, ("Mellon"), to become the assignee of a certain lease ("Lease"), to purchase the real and personal property described therein and to purchase all of Mining Company's issued and outstanding stock ("Mining Company Stock") is hereby terminated, effective as of the date hereof.

     (b) Buyers shall promptly direct Mellon to (i) deliver to Mining Company the assignment of the Lease, instruments conveying the personal property subject to the Option and deeds conveying the real property subject to the Option previously deposited with Mellon as escrow agent under the Option, and (ii) deliver to R&P the Mining Company Stock.

5.   CLOSURE OF LUCERNE #8 AND LUCERNE #9.

     (a) As promptly as practicable after the date hereof, Mining Company shall commence such activities as are necessary to close its mines known as Lucerne #8 and Lucerne #9. Mining Company shall complete all mining in connection with the closure of Lucerne #8 and Lucerne #9 not later than December 31, 1994.

     (b) Costs incurred by Seller in calendar year 1994 in connection with the closure of Lucerne #8 and Lucerne #9 which would not have been incurred in 1994, but for the early closure of those mines, shall be excluded from AMC for purposes of calculating the profit payable to Mining Company under Section 11 of the Coal Sales Agreement.

6.   DEVELOPMENT COAL.   Mining Company may deliver and sell coal
to Buyers under the Coal Sales Agreement which is mined and produced by Mining Company in connection with its development of its Marshall Run Reserves or which is mined and produced by affiliates of Mining Company from other sources, PROVIDED, that such coal ("Development Coal") meets all of the requirements of the Coal Sales Agreement other than requirements as to the sources of coal. The delivered price of Development Coal delivered during calendar 1994 shall be $26.50 per ton and Mining Company's costs incurred in connection with mining and delivering Development Coal shall be excluded from actual cost of production.


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7.   BUYER'S OBLIGATION TO PAY MINING COMPANY'S COSTS
     ATTRIBUTABLE TO OPEB.

     (a) For purposes hereof, "OPEB" shall mean the expected future payments for non-pension retirement benefits including health care and life insurance benefits for current retirees and for future retirees attributable to service prior to January 1, 1995.

     (b)(1) on and after the date hereof until December 31, 1994, Mining Company's costs incurred and to be incurred for OPEB shall be included in actual cost of production on the same basis as such costs were included in actual cost of production prior to this Amendment.

        (2) Mining Company shall arrange for the estimation by a nationally recognized actuarial firm of the present value, as of December 31, 1994, of Mining Company's costs ("OPEB Cost") incurred and to be incurred for OPEB which were not included in actual cost of production, payable in connection with Mining Company's employment of workers to perform Mining Company's obligations under the Coal Sales Agreement (i) prior to January 1, 1995, and (ii) on and after January 1, 1995, subject to the limitations set forth in paragraph 12(h), below. Such estimate ("OPEB Estimate") shall be completed and provided to Buyers not later than May 1, 1995, shall be made using actuarial assumptions consistent with those made for previous studies furnished to Buyers by Mining Company under the Coal Sales Agreement and shall take into account the tax consequences of the timing of payments made and to be made by Buyers and changes in cost and interest rate assumptions. Mining Company shall furnish, together with such estimate, a description of the data, assumptions and calculations on which it is based. In the event Mining Company and Buyers are unable to agree that the estimate is accurate, the matter shall be resolved by a process substantially similar to the process described in paragraph 8(b), below, for resolution of a disagreement regarding the estimate of Mining Company's costs for Workers' Compensation Claims.

       (3) Buyers shall make payments as an addition to the price per ton of coal delivered under the New Coal Sales Agreement over such period as Buyers shall request, not exceeding three (3) years, the present value of which, calculated using the same projected interest rates used by the actuarial firm referred to in Paragraph 7(b)(2) above, as of December 31, 1994, shall be equal to the OPEB Estimate.

       (4) Buyers shall have no obligation to make payments to Mining Company in respect of costs incurred for OPEB except to the extent included in actual cost of production under paragraph 7(b)(1), above, and as provided in paragraph 7(b)(3) above.

       (5) Additions to the price per ton of coal delivered under the New Coal Sales Agreement made pursuant to paragraph 7(b)(3) shall be shown as a separate line item on Mining Company's invoices rendered under the New Coal Sales Agreement.

       (6) Upon any permanent termination of the delivery of coal under the New Coal Sales Agreement prior to Buyers' payment in full of the amount due Mining Company under paragraph 7(b)(3), above, Buyers and Mining Company shall agree upon a reasonable payment schedule which shall result in the payment in full of such amount not later than December 31, 1997.

8.   WORKERS' COMPENSATION CLAIM COSTS.

     (a) On and after the date hereof until December 31, 1994, Mining Company's costs incurred and to be incurred for claims arising under Pennsylvania's Workers' Compensation laws ("Workers' Compensation Claims") shall be included in actual cost of production on the same basis as such costs were included in actual cost of production prior to this Amendment.

     (b) Mining Company shall arrange for the estimation by a nationally recognized actuarial firm of the present value, as of December 31, 1994, of Sellers costs incurred and to be incurred for Workers' Compensation Claims, which have not been included in actual cost of production, payable with respect to Mining Company's employment of workers to perform Mining Company's obligations under the Coal Sales Agreement (i) prior to January 1, 1995, and (ii) on and after January 1, 1995, subject to the limitations set forth in paragraph 12(h), below. Such estimation shall be completed and provided to Buyers not later than March 1, 1997. Buyers may also arrange, at their expense, for the estimation of such costs by a nationally recognized actuarial firm at or about the same time. If Buyers' estimate is within 5% of Mining Company's estimate, then Mining Company's estimate shall govern, otherwise, the actuaries employed by each party shall attempt to reconcile their differences. If, as a result of such efforts, the estimates are revised such that Mining Company's estimate does not exceed Buyers' estimate by more than 5% of Mining Company's estimate, then Mining Company's estimate shall govern, otherwise Buyers and Mining Company shall commission a third estimate, the cost of which shall be borne equally by Buyers and Mining Company. If such third estimate is between Buyers' and Mining Company's estimate, then such third estimate shall govern, otherwise the estimate of Buyers or Mining Company closest to such third estimate shall govern. Promptly following determination of the final estimate, Buyers shall pay an amount equal to such estimate to Mining Company.

     (c) Buyers shall have no obligation to make payments to Mining Company in respect of costs incurred for Workers' Compen-sation Claims except to the extent included in actual cost of production under paragraph 8(a), above, and as provided in paragraph 8(b), above.

9.   BLACK LUNG CLAIM COSTS.

     (a) Mining Company's costs incurred and to be incurred for black lung claims and pneumoconiosis and other respiratory Pennsylvania Occupational Disease claims (collectively, "Black Lung Claims") payable with respect to Mining Company's employment of workers to perform Mining Company's obligations under the Coal Sales Agreement (i) prior to January 1, 1995, and (ii) on and after January 1, 1995, subject to the limitations set forth in paragraph 12(h), below, shall continue to be included in actual cost of production until December 31, 1994 on the same basis as such costs were included in actual cost of production prior to this Amendment.

     (b) Buyers shall have no obligation to make payments to Mining Company in respect of costs incurred for Black Lung Claims except to the extent included in actual cost of production under paragraph 9(a), above, and except to the extent that such costs increase solely as a result of the enactment after December 31, 1994 of new laws or regulations, or changes after December 31, 1994 in the interpretation or enforcement of existing laws or regulations which are promulgated in writing by a government agency and have general applicability. In the event Buyers become liable for such increased costs, a plan for the payment thereof shall be mutually agreed upon.

10.  MINE CLOSING COSTS.

     (a) Mining Company's Mine Closing Costs for its mines known as Lucerne #6E, Lucerne #8 and Lucerne #9 shall continue to be included in actual cost of production until December 31, 1994 on the same basis as such costs were included in actual cost of production prior to this Amendment.

     (b) Buyers shall have no obligation to make payments to Mining Company in respect of Mine Closing Costs, except to the extent included in actual cost of production under paragraph 10(a), above, and except to the extent that such Mine Closing Costs for Lucerne #6, Lucerne #8 and Lucerne #9 increase solely as a result of the enactment after December 31, 1994 of new laws or regulations, or changes after December 31, 1994 in the interpretation or enforcement of existing laws or regulations which are promulgated in writing by a government agency and have general applicability. In the event Buyers become liable for such increased costs, a plan for the payment thereof shall be mutually agreed upon.

     (c) For purposes hereof, Mine Closing Costs shall mean the reasonable costs, paid or accrued, of closing a mine, including, but not limited to, costs of removing and disposing of surface facilities, materials and equipment, reclaiming and restoring the mine premises and eliminating, limiting or protecting the environment from emissions, discharges or releases of pollutants, chemicals or other substances from the mine or mine premises, all as required by applicable laws, rules and regulations.

11.  INDEMNIFICATION.

     (a) Except to the extent that Buyers fail to make payments due under the Coal Sales Agreement, as amended hereby, in respect of such liabilities, Mining Company shall indemnify, defend and hold Buyers harmless from and against any and all liabilities and all losses, claims, demands, suits, causes of action, damages and expenses (including attorneys' fees) related thereto, for OPEB, Workers' Compensation Claims, Black Lung Claims and Mine Closing Costs arising out of or related to Mining Company's mining operations conducted under or in connection with the Coal Sales Agreement, as amended hereby.

     (b) R&P shall, upon the earliest to occur of the following events, either (i) cause Mining Company to provide security to Buyers for the performance of its obligations under paragraph 11(a), above, in the form of a bond or bonds in such amount or amounts as Buyers deem adequate in their reasonable discretion, taking into account other bonds posted by Mining Company to secure its obligations under applicable law, or, (ii) unconditionally guarantee Mining Company's performance of its obligations under paragraph 11(a) above:

          (i)  January 1, 1998;

          (ii) 180 days after Mining Company gives the notice contemplated by Section 5.02(a) of the New Coal
               Sales Agreement;

         (iii) A proceeding shall have been instituted in respect of Mining Company seeking to have an order for relief entered in respect of Mining Company, or seeking a declaration or entailing a finding that Mining Company is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Mining Company, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for Mining Company or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; and

          (iv) Mining Company shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in clause (iii), above, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property or shall take any action in furtherance of any of the foregoing.

12.  MISCELLANEOUS.

     (a) All "B" Seam coal shall be deleted from coal dedicated for production under the Coal Sales Agreement.

     (b) Leases between Mining Company and R&P of coal reserves intended to be mined under the Coal Sales Agreement may be terminated, effective as of December 31, 1994.

     (c) The obligation to credit certain sums to the Cost of Production under, and as defined in, the AGREEMENT RELATING TO
CERTAIN COAL TRACTS, etc., dated February 3, 1989, between Mining
Company and Buyers shall be waived for Development Coal.

     (d) (i) Mining Company may deliver, and Buyers shall accept and purchase if delivered, up to, but not more than, 1.84 million tons of coal under the Coal Sales Agreement, as amended hereby, in calendar 1994;

          (ii) Mining Company shall cause its inventory of coal stored at all inventory locations, including the Lucerne #6 clean coal storage area, the area known as "Bowman Acres", and Lucerne #8, to be not greater than 40,000 tons on December 15, 1994 and to be zero on December 31, 1994; and

         (iii) Mining Company's costs incurred in connection with mining coal with respect to which title has not passed to Buyers under the Coal Sales Agreement on or before December 31, 1994 shall be excluded from actual cost of production.

     (e) Buyers agree that Seller may proceed during 1994 with budgeted capital expenditures for the Lucerne 6E Mine including equipment listed on Exhibit 1, attached hereto and made part hereof, PROVIDED, HOWEVER, that the depreciation charges included in the actual cost of production during 1994 from the equipment listed on Exhibit 1 shall not exceed $25,910.

     (f)  1.   All of the following unused materials and supplies
located above ground at Lucerne #8 or Lucerne #9, the cost of which is or has been included in the actual cost of production, shall be inventoried promptly after December 31, 1994 and the value thereof (determined as the lower of cost or fair market value) shall be credited against amounts due Mining Company under this Amendment:

          (i) materials and supplies that have a unit cost of $100 or more (such cost determined as the lower of cost or fair market value)

          (ii) all timber, roof support materials and oil.

Mining Company shall permit a representative of Buyer to observe the taking of such inventory.

          2. Mining Company covenants that the average monthly and the average per ton materials and supplies cost included in the actual cost of production for Lucerne 6E during the period September-December, 1994, inclusive, shall be less than or equal to the corresponding costs included in the actual cost of production for the period January-August, 1994, inclusive. In the event that both such average monthly and average per ton costs for September-December, 1994 are greater than the corresponding costs for January-August, 1994, then the following unused materials and supplies located above ground at Lucerne #6E, the cost of which is or has been included in the actual cost of production, shall be inventoried promptly after December 31, 1994 and the value thereof shall be credited against amounts due Mining Company under this Amendment:

          (i) materials and supplies, the cost of which is included in the actual cost of production during the period
September-December, 1994 and that have a unit cost of $50 or more

          (ii) all timber, roof support materials and oil.

Mining Company shall permit a representative of Buyer to observe the taking of such inventory.

     (g)  1.   An amount equal to the net book value of all
Lucerne #8 and Lucerne #9 equipment, some or all of the cost of which is or has been included in actual cost of production or is or has been otherwise reimbursed by Buyers, and which is used by Mining Company in connection with the performance of the New Coal Sales Agreement or development by Mining Company of its Marshall Run reserves or sold or transferred to any of Mining Company's affiliates shall not be included in the amounts due Mining Company under this Amendment.

          2. Mining Company will include in its invoice for cost of production in 1994 an amount equal to remaining net book value of all Lucerne #8 and Lucerne #9 fixed assets excluding equipment covered in Paragraph 12 (g)(1) above minus an assumed salvage value on equipment that is economically reasonable to recover. An amount equal to the aggregate difference, if any between aggregate actual net sale value and the aggregate assumed salvage value of such equipment, some or all of the cost of which is or has been included in the actual cost of production or is or has been otherwise reimbursed by Buyers, and which is sold to a third party within 12 months shall be credited against or added to, as the case may be, amounts due Mining Company under this Amendment. With respect to equipment recovered from underground and not sold or scrapped during such period or covered by Paragraph 12 (g)(1) above, the assumed salvage value shall be adjusted to equal the net book value and any amounts previously paid to Mining Company for such equipment pursuant to this paragraph shall be credited against amounts due Mining Company under this Amendment.

     (h) Buyers shall have no obligation to pay Mining Company for costs incurred or to be incurred for or related to the employment of workers after December 31, 1994 except to the extent such costs are properly accrued and included in actual cost of production on and prior to December 31, 1994 in accordance with the Coal Sales Agreement, as amended hereby, or are included in the amounts payable under this Amendment in respect of OPEB, Workers' Compensation Claims or Black Lung

Claims. Seller covenants it will not accrue in 1994 for the cost of employing after December 31, 1994 more than 32 workers to close Lucerne #8 and Lucerne #9.

     (i) Mining Company shall, during normal business hours and at Mining Company's principal place of business, make such of its books and records available to Buyers and its representatives as Buyers may reasonably request to verify the amounts which, from time to time, Mining Company states are due hereunder or under the Coal Sales Agreement.

     (j) This Amendment and the interpretation and enforcement hereof shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

     (k) Buyers' obligations, if any, to make payments to Mining company in respect of costs incurred by Mining Company other than in respect of OPEB, workers' compensation claims, black lung claims, and mine closing costs, shall be determined and paid in accordance with the Coal Sales Agreement, PROVIDED, HOWEVER, that Buyers shall have no obligations under the Coal Sales Agreement to make any payments after 12/31/98 except as otherwise provided in this amendment regarding OPEB, Workers' Compensation, Black Lung and Mine Closing costs.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by the undersigned thereunto duly authorized on the date first written above.

                                   HELVETIA COAL COMPANY


                                   By: ROBERT D. ANDERSON
                                   Name:  Robert D. Anderson
                                   Title: President

                                   (with respect to paragraph
                                    11(b) only)

                                   ROCHESTER & PITTSBURGH COAL


                                   By: GEORGE M. EVANS
                                   Name:  George M. Evans
                                   Title: Vice President &
                                          Treasurer

                                   PENNSYLVANIA ELECTRIC COMPANY


                                   By: J. G. HERBEIN
                                   Name:  J. G. Herbein
                                   Title: V. P. - Generation

                                   NEW YORK STATE ELECTRIC &
                                     GAS CORPORATION


                                   By: JACK H. ROSKOZ
                                   Name:  Jack H. Roskoz
                                   Title: Sr. V.P.


                                   GPU SERVICE CORPORATION,
                                   ON BEHALF OF
                                   PENNSYLVANIA ELECTRIC COMPANY



                                   By: CARL BROOKS
                                   Name:  Carl Brooks
                                   Title: V.P. - Materials &
                                          Services